Exhibit 10.15

SEREFEX CORPORATION

    The undersigned hereby agrees that for a period commencing on June 5, 2006 and expiring on the later of the termination of the Standby Equity Distribution Agreement dated June 5, 2006 between the Serefex Corporation (the “Company”) and the Cornell Capital Partners, LP (the “Investor”) (the “Lock-up Period”), he, she or it will not, directly or indirectly, without the written prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”) except in accordance with the volume limitations set forth in Rule 144(e) of the General Rules and Regulations under the Securities Act of 1933, as amended.

    In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned’s investment in the Company.

Dated: June 5, 2006

Signature

/s/ Shawn Williams
Shawn Williams
4328 Corporate Square Boulevard, Suite C
Naples, Florida 33104